Exhibit (1)(b)


                            WPS RESOURCES CORPORATION

                                $______________
                              Medium-Term Notes Due
                       One Year or More From Date of Issue




                             DISTRIBUTION AGREEMENT


                               _____________, 1999



[Agent Addresses]


Ladies and Gentlemen:

         WPS Resources Corporation, a Wisconsin corporation (the "Company"), confirms its agreement with each of you with respect to the issue from time to time by the Company of up to $____________ in aggregate initial offering price of its fixed-rate medium-term notes due one year or more from the date of issue (the "Notes"). The Notes will be issued pursuant to the terms and conditions of an Indenture, dated as of October 1, 1999 (the "Base Indenture"), between the Company and Firstar Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto, to be dated _________, ______, between the Company and the trustee (the "Supplemental Indenture and, together with the Base Indenture and any other amendments or supplements thereto, the "Indenture").

         This Distribution Agreement (this "Agreement") provides both for the sale of Notes by the Company (i) directly to purchasers, in which case each of you will act as an agent of the Company in soliciting Note purchasers (herein sometimes referred to as "Agency Transactions"), and (ii) as may from time to time be agreed to by you and the Company, to any of you as principal for resale to purchasers (herein sometimes referred to as "Principal Transactions"). In addition, this Agreement permits the Company to sell Notes directly to investors on its own behalf in transactions in which none of you has acted as an agent of the Company in soliciting such purchases. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Notes or an obligation by you to purchase Notes as a principal.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-_________) under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale, from time to time, of up to $400,000,000, in the aggregate, of the Company's senior debt securities, subordinated debt securities, and common stock, together with the associated common stock purchase rights (the "Registered Securities"), in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Regulations"), including a prospectus relating to the Registered Securities, and has filed, or proposes to file, pursuant to Rule 424(b) a prospectus supplement and one or more pricing supplements relating to the Notes and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as from time to time amended or supplemented, is herein referred to as the "Registration Statement," and the prospectus constituting a part of the Registration Statement, together with any prospectus supplement and pricing supplements relating to the Notes that are subsequently filed with the SEC pursuant to Rule 424(b), is herein referred to as the "Prospectus;" provided, however, that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall also refer to such revised prospectus from and after the time it is first provided to an Agent for such use.

         All references in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Act of 1934, as amended (the "1934 Act"), on or before the date of this Agreement or the issue date of the Prospectus, as the case may be (the "Incorporated Documents"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included," or "stated" in the Registration Statement or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are, or are deemed to be, incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to "amendments" or "supplements" to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any Incorporated Document after the time of execution of this Agreement; provided, however, that any supplement to the Prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations with respect to an offering of Registered Securities, other than the Notes, shall not be deemed to be a supplement to, or a part of, the Prospectus for purposes of this Agreement.

         For purposes of this Agreement, all references to the Registration Statement or Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         SECTION 1.        Appointment as Agents.

         (a) Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby appoints each of you as the agent of the Company (each an "Agent" and, collectively, the "Agents") for the purpose of soliciting purchases of the Notes from the Company

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

by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into aTerms Agreement (as hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. Each Agent is authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes.

         The Company will not engage any other person or party to solicit purchases of the Notes (a "New Agent") , except that the Company may amend this Agreement to appoint a New Agent as an additional Agent hereunder on the same terms and conditions (including, without limitation, commission rates) as provided herein for the Agents, provided that the Company shall have given the Agents prior notice of such appointment.

         The Company reserves the right to sell Notes directly to investors on its own behalf and to contact and solicit potential investors in connection therewith and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable hereunder to any Agent with respect to such sale. The Company agrees that, during the period in which the Agents are acting as the Company's agents hereunder, the Company will not contact or solicit potential investors introduced to the Company by an Agent to purchase the Notes.

         (b) Commercially Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use commercially reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or the amount of the Registered Securities remaining available for issuance under the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

         (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.



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

         (d) Reliance. The Company and each of the Agents agree that any Notes the placement of which that Agent arranges shall be placed by that Agent, and any Notes purchased by any of the Agents shall be purchased by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.


         SECTION 2.  Representations and Warranties.

         (a) The Company represents and warrants to, and agrees with, each Agent, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether in an Agency Transaction or in a Principal Transaction), as of the date of each delivery of Notes (whether in an Agency Transaction or in a Principal Transaction) (the date of each such delivery to an Agent in a Principal Transaction being hereinafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above being referred to herein as a "Representation Date") as follows:

         (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the Company has not filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve the Company administratively pursuant to the provisions of the Wisconsin Business Corporation Law; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations"), has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; no Significant Subsidiary which is incorporated under the laws of the State of Wisconsin has filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve any such Significant Subsidiary administratively pursuant to the provisions of the Wisconsin Business Corporation Law; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in

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
good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (iii) Ownership of Company and Significant Subsidiaries. All of the issued and outstanding capital stock of the Company and of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, except with respect to wage claims of employees of the Company and each Significant Subsidiary as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the Company owns, beneficially and of record, all of the common stock of each Significant Subsidiary, directly or through subsidiaries, in each case free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Other than the Significant Subsidiaries, the Company has no subsidiaries which, either individually or considered in the aggregate as a single subsidiary, constitute a "significant subsidiary" as defined in Rule 405 under the 1933 Act Regulations.

         (iv)     Registration Statement and Prospectus.

                  (A) The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. The Registration Statement has become effective under the 1933 Act and the 1933 Act Regulations, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with any request on the part of the SEC for additional information.

                  (B) The Registration Statement, at the Effective Date (as herein defined), complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the SEC promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the Effective Date, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to any statements in or omissions from the Statement of Eligibility of the Trustee on Form T-1 (the "Form T-1"). As used herein, the


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

term "Effective Date" means the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the SEC under the 1933 Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the SEC under the 1934 Act.

         (C) Each Prospectus delivered to the Agents for use in connection with the offering of the Notes was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act Regulations.

         (v) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Registration Statement and Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

         (vi) Accountants. Arthur Andersen LLP, the accountants who audited the annual financial statements included or incorporated by reference in the Registration Statement and Prospectus (the "Accountants"), are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vii) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles which have been consistently applied in all material respects throughout the periods involved, except as may otherwise be stated therein and except to the extent that certain information normally disclosed in financial statements and related notes may be omitted or condensed in the quarterly financial statements of the Company and its consolidated subsidiaries if done so pursuant to the rules and regulations of the SEC. The Company's ratios of earnings to fixed charges included in the Prospectus under the caption "Ratios of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

         (viii) Authorization and Validity of this Agreement, the Base Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating



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

to or affecting the enforcement of creditors' rights generally or by general equity principles. The Base Indenture has been duly authorized, executed and delivered by the Company and the Supplemental Indenture has been duly authorized by the Company, and the Base Indenture constitutes, and upon execution and delivery thereof, the Supplemental Indenture will constitute, the legal, valid and obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles. The Indenture has been duly qualified under the 1939 Act; the Indenture is substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and conforms in all material respects to all statements relating thereto contained in the Prospectus. The Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the terms of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally or by general equity principles; and the Notes will be substantially in the form included or incorporated by reference as an exhibit to the Registration Statement and will conform in all material respects to all statements relating thereto contained in the Prospectus.

         (ix) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated or contemplated therein, (a) the Company and its subsidiaries considered as one enterprise have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries considered as one enterprise, except for borrowings under existing revolving credit agreements and pursuant to the Company's existing commercial paper and 4(2) short-term note program, in each case consistent with past practices and the accrual of interest on long-term debt of the Company's Employee Stock Ownership Plan that is guaranteed by Wisconsin Public Service Corporation ("WPSC"), or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (c) there has not been any material transaction entered into by the Company and its subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. The Company does not have any material contingent obligations required to be disclosed in the Registration Statement and Prospectus which are not disclosed therein.



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

         (x) No Defaults; Regulatory Compliance. Neither the Company nor any Significant Subsidiary is in violation of its articles of incorporation or by-laws or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Indenture or in any other material contract, mortgage, loan agreement, lease, note or other instrument to which it is a party or by which it or any of them may be bound or to which any of their properties may be subject, or any rule, order, law, administrative regulation or administrative or court order, except to the extent set forth in the Registration Statement and Prospectus.

         (xi) No Conflicts. The execution and delivery of this Agreement, the Base Indenture, the Supplemental Indenture, and each applicable Terms Agreement, if any, the issuance, sale and delivery by the Company of the Notes, the compliance by the Company with the terms of this Agreement, the Indenture, each applicable Terms Agreement and the Notes, the consummation of the transactions contemplated herein and therein, and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds" do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party, or by which it or any of them is bound or to which any of their properties may be subject, or result in the violation of any law, order, rule, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Significant Subsidiary or their respective properties; there are no proceedings, at law or in equity or before any governmental agency or body, pending, or to the knowledge of the Company threatened, which affect or may affect any of the transactions contemplated by this Agreement; and the Company has full power and lawful authority to authorize, issue and sell the Notes on the terms and conditions herein set forth.

         (xii) No Consents. No filing with, or consent, approval, authorization, order or decree of, any court or governmental authority or agency is required for the consummation of the transactions herein contemplated, other than such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations, the 1939 Act Regulations, or state securities or blue sky laws.

         (xiii) Public Utility Holding Company Act Compliance . The Company is not currently required to register as a "holding company" under the Public Utilities Holding Company Act of 1935, as amended.

         (xiv) Legal Proceedings. Except as may be set forth in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, overtly threatened in writing against or affecting, the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or which might result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the



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

Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or of an applicable Terms Agreement, if any. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, would not, if adversely determined, result in a material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (xv) Exhibits. There are no contracts or other documents of the Company or any of its subsidiaries which are required to be described in the Registration Statement, the Prospectus, or the Incorporated Documents or to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so described and filed as required.

         (xvi) Licenses and Authorizations. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus.

         (xvii) Restrictions on Dividends. The Prospectus (including the Incorporated Documents) accurately describes the most restrictive of the existing limitations on the payment of dividends by WPSC on the shares of common stock of WPSC held by the Company.

         (xvii) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xviii) Environmental Compliance. The Company and each of its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries considered as one enterprise.

         (xix) Year 2000 Compliance. The Company, on behalf of itself and each of its subsidiaries, has implemented, or caused to be implemented, a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by it may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999, and reasonably believe that such risk will be remedied on a timely basis without material expense, except as set forth or contemplated in the Registration Statement and Prospectus, and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries considered as one enterprise.

         (xx) Not Investment Company. The Company is not an "investment company or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and is not required to register or take any other action with respect to or under the Investment Company Act by reason of the issuance of the Notes by the Company.

         (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for such Agent in connection with an offering of Notes by an Agent or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

         SECTION 3.        Offer and Sale of the Notes.

         (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use reasonable commercial efforts to solicit offers to purchase the Notes from time to time as requested by the Company upon the terms and conditions set forth herein and in the Prospectus. The Agents may act separately or together in connection with any particular sale of Notes; however, the obligations of the Agents hereunder shall, in either case, be several and not joint.

         The Company reserves the right, in its sole discretion, to sell Notes itself or to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay the applicable Agent a commission, in the form of a discount if funds are advanced by such Agent on behalf of a purchaser, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. An Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall agree otherwise) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement confirmed in writing which shall be substantially in the form of Exhibit A hereto or in the form of an exchange of any standard form of written telecommunication between each Agent and the Company, including an exchange by facsimile transmission) between the Agent and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and any Agent. Each such Terms Agreement shall be with respect to such information (as applicable) as is specified in Exhibit A hereto.

         Each  Agent's  commitment  to  purchase  Notes  pursuant  to any  Terms
Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent thereunder, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A), the price to the public, the time and place of delivery of and payment for such Notes, any provisions applicable to the failure of any Agent (if more than one) to purchase and pay for the Notes it has agreed to purchase and pay for thereunder, and such other provisions (including further terms of the Notes) as may be mutually agreed upon by the parties to the Terms Agreement. Each Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the stand-off agreement, the officers' certificates, opinion of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

         (c) Administrative Procedures. The Notes will be issued in accordance with the administrative procedures specified in Exhibit B hereto, as such procedures may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

         (d) Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, at 9:00 a.m., central time, on the date hereof, or at such other time or place as the Agents and the Company may agree.

         SECTION 4. Covenants.

         The Company covenants and agrees with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, (i) of the effectiveness of any amendment to the Registration Statement (which shall not include the filing of any Incorporated Document), (ii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and v) any change in the rating assigned by any nationally recognized statistical rating organization to the Notes or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Notes or the withdrawal by any nationally recognized statistical rating organization of its rating of the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (which shall not include the filing of any Incorporated Document) or any amendment or supplement to the Prospectus by the filing of documents pursuant to the 1933 Act, and the Company will, in each case, including the filing of any Incorporated Document, furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents (excluding Incorporated Documents) in a form to which the Agents or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and Incorporated Documents) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. The copies of the Registration Statement and each amendment thereto and of the Prospectus furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act not later than the close of business of the SEC on the second business day after the date on which such Pricing Supplement is first used.

         (e) Prospectus Revisions--Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration and Prospectus comply with such requirements.

         (f) Prospectus Revisions--Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and, if such information is required to be described or is proposed to be described by the Company in a filing under the 1933 Act or the 1934 Act, shall cause the Prospectus to be amended or supplemented, whether by a filing under the 1933 Act , the 1934 Act, or otherwise, to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions--Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the Accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act Regulations) covering the twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period during which the Prospectus is required to be delivered under the 1933 Act, will file within the time periods required by the 1934 Act and the 1934 Act Regulations all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the appropriate Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities (other than the Notes that are to be sold pursuant to such Terms Agreement, bank borrowings, leases, commercial paper and short-term notes sold pursuant to the Company's Section 4(2) program in the ordinary course of business).

         (l) Use of Proceeds. The net proceeds from the sale of the Notes will be used by the Company as described in the Prospectus.

         (m) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this
Section 4 or the provisions of subsections (b), (c), or (d) of Section 7 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any of the Agents. Prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a new Terms Agreement, the Company shall be required to comply with the provisions of subsections (b), (c) and (d) of Section 7, by delivering or causing to be delivered the certificates, opinions or letters which would have otherwise been required under each such subsection unless the Agents otherwise determine in their sole discretion that such documents in respect of prior periods need not be delivered.

         (n) Condition to Agency Transactions. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Administrative Procedures, (i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

         SECTION 5.  Conditions of Obligations.

         The obligations of each Agent, as agent of the Company, to solicit offers to purchase the Notes, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes as principal pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinion. On the date hereof, the Agents shall have received the following legal opinions, dated the date hereof:

                  (1) Opinion of Counsel to the Company. The opinion of Foley & Lardner, counsel to the Company, in form and substance satisfactory to the Agents and counsel to the Agents, to the following effect:

                           (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin; based solely on a certificate of the Department of Financial Institutions of the State of Wisconsin, the Company has filed its most recent required annual report and, as of the applicable date specified in such certificates, (a) the Company has not filed articles of dissolution with the Department of Financial Institutions of the State of Wisconsin, and (b) the Department of Financial Institutions of the State of Wisconsin has not commenced proceedings for the dissolution of the Company and has made no determination that grounds exist for such action against the Company.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as one-enterprise.

                  (iv) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                  (v) All of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, except with respect to wage claims of employees of the Company and each Significant Subsidiary as provided in
         Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the Company is the owner of record of all of the common stock of each Significant Subsidiary, directly or through subsidiaries.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles and except that no opinion as to enforceability need be expressed as to rights to indemnification and contribution provided in Section 8 and 9 of this Agreement or clauses concerning agreements to agree.

                  (vii) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles.

                  (viii) The Notes are in due and proper form, have been duly authorized for issuance, offer and sale pursuant to this Agreement and the Indenture, and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture and against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, and each holder of the Notes will be entitled to the benefits provided by the Indenture.

                  (ix)  The   statements  and  summaries  of  documents  in  the
         Prospectus under the caption "Description of Notes" and "Description of the Debt Securities" are accurate in all material respects.

                  (x) The Indenture is qualified under the 1939 Act.

                  (xi) The  Registration  Statement is effective  under the 1933
         Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  (xii) The Registration Statement, at the Effective Date, and the Prospectus, as of the date hereof (other than in each case financial statements and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act, and the 1939 Act Regulations.

                  (xiii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (xiv) Each Incorporated Document complied as to form, when filed, in all material respects with the 1934 Act and the 1934 Act Regulations.

                  (xv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those that are disclosed therein.

                  (xvi) To the best of such counsel's knowledge and information, neither the Company nor any Significant Subsidiary is in violation of its articles of incorporation or by-laws or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Indenture or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them or their properties may be bound.

                  (xvii) No filing with, or consent, approval, authorization, order, or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, and (B) such as may be required under state securities or blue sky laws.

                  (xviii)  To  the  best  of  such   counsel's   knowledge   and
         information, the execution and delivery of this Agreement, the Indenture, each Terms Agreement and the Notes, and the incurrence of the obligations and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the provisions of the articles of incorporation or by-laws of the Company or any of its Significant Subsidiaries, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or result in the creation of or imposition of any lien, charge or encumbrance upon any assets of the Company or any Significant Subsidiary or result in the violation of any rule, order, law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company or any Significant Subsidiary of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company or any Significant Subsidiary.

                  (xix) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not required to be registered thereunder.

                  (xx) The Company and its Subsidiaries have statutory authority, franchises, permits, easements and consents adequate to conduct the businesses in which they are respectively engaged without legal restrictions that would materially affect their ability to so conduct such business.

                  (xxi) The Company is not currently required to register as a "holding company" under the Public Utilities Holding Company Act of 1935, as amended.

                  (2) Opinion of Counsel for the Agents. The favorable opinion of Schiff Hardin & Waite, counsel to the Agents, with respect to issuance and sale of the Notes, the Registration Statement, the Prospectus and such other related matters as the Agents may reasonably request (it being understood that such counsel may rely as to all matters of Wisconsin law and legal conclusions based thereon upon the opinion of counsel for the Company referred to in subsection (a)(1) of this Section 5.

                  (3) In giving their opinions required by subsection (a)(1) and
         (a)(2) of this Section 5, Foley & Lardner and Schiff Hardin & Waite shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of material fact or omitted to state a material fact necessary to be stated therein in order to make the statements therein not misleading, or that the Prospectus, at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement, and at the Settlement Date with respect thereto, as the case may be, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not render an opinion with respect to financial statements and other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus or as to the Form T-1.

         (b) Officer's Certificates. At the date hereof, the Agents shall have received a certificate of the President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though expressly made at and as of the date of each such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the SEC.

         (c) Accountant's Letter. On the date hereof, each of the Agents shall have received from the Accountants, in form and substance satisfactory to the Agents, a letter dated as of the date hereof prepared in accordance with Statement on Auditing Standards No. 72 ("SAS 72"), to the effect that:

                  (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (ii) In their opinion, the consolidated financial statements and supporting schedules of the Company and its subsidiaries examined by them and incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to a registration statement on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                  (iii) They have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and the Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (B) any material modifications should be made to said unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles, or (C) at a specified date not more than three days prior to the date of such letter, there was any decrease in the capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in the consolidated operating revenues, operating income, or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company and for changes occasioned by the declaration or payment of dividends on the stock of the Company or the preferred stock of its subsidiaries or occasioned by sinking fund payments made on the debt securities of the Company or its subsidiaries.

                  (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other procedures, specified by you, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have compared such amounts, percentages, numerical data, and financial information with, and have found such items to be in agreement with, or derived from, the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                  (d) Further Conditions. The ratings assigned by any nationally recognized securities rating agency to any debt securities of the Company, if any, as of the date of the acceptance by the Company of an offer to purchase Notes or as of the date of an applicable Terms Agreement shall not have been lowered since such respective dates, and no such rating agency shall have publicly announced that it had placed such debt securities on what is commonly termed a "watch list" for possible downgrading, and there shall not have come to the attention of the Agents or, in the case of notes sold through the Agents as agents, the applicable purchaser, any facts that would cause the Agents or such purchaser to believe that the Disclosure Documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                  (e) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

                  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery under Section 11 hereof and the provisions set forth under Section 15 hereof shall remain in effect.

         SECTION 6. Delivery of Payment for Notes Sold Through the Agents.

         Delivery of Notes sold through the Agents, as agents, shall be made by the Company for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the appropriate Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore advanced to the Company the purchaser's payment for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its respective obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

         SECTION 7. Additional Covenants.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificates theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Except as otherwise provided in Section 4(m), each time that the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any Incorporated Document (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents otherwise specify) or (if so indicated in the applicable Terms Agreement) the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate, dated the date of effectiveness of such amendment or supplement, the date of filing with the SEC of such Incorporated Document, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was furnished to the Agents are true and correct at the time of the effectiveness of such amendment or supplement, the date of such filing, or the date of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or in lieu of such a certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such certificate.

         (c) Subsequent Delivery of Legal Opinion. Except as otherwise provided in Section 4(m), each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any Incorporated Document (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify) or (ii) if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each of the Agents (in case of (i) above) or to the Agent party thereto (in the case of (ii) above) and to counsel for the Agents a written opinion of Foley & Lardner, as counsel to the Company, or other counsel satisfactory to the Agent or Agents receiving the opinion, dated the date of effectiveness of such amendment or supplement, the date of filing with the SEC of such Incorporated Document, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent or Agents receiving the opinion, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents or to such Agent, as the case may be, shall furnish the Agents or such Agent with a letter to the effect that the Agents or such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter authorizing reliance).

         (d) Subsequent Delivery of Accountant's Letter. Except as otherwise provided in Section 4(m), each time (1) the Company files an Annual Report on Form 10-K or (2) the Company sells Notes in any three-month period (whether in Agency Transactions, Principal Transactions or any combination thereof) in an aggregate principal amount which equals or exceeds $25 million, the Company shall cause the Accountants or another firm of certified public accountants of national reputation forthwith to furnish to each of the Agents or to the Agent party thereto (in the case of (2) above), a letter, dated the date such document is filed with the SEC or the date of sale of Notes in an aggregate principal amount which, when combined with the aggregate principal amount of all Notes sold in the preceding three-month period, equals or exceeds $25 million, as the case may be, in form satisfactory to the Agent or Agents receiving such letter, containing the statements prescribed in Section 5(c) hereof for such letter, modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, except that:

                  (i) only in the case of the filing by the Company of an Annual Report on Form 10-K shall the Agents be entitled to require the additional procedures referred to in clause (iv) of Section 5(c) and the inclusion by the Accountants or such other firm of certified public accountants of national reputation in such letter of their findings as a result of performing such additional procedures; and

                  (ii) in all other cases, the Accountants or such other firm of certified public accountants of national reputation need only furnish each of the Agents with a letter pursuant to Section 5(i), (ii) and (iii) (which may refer to letters previously delivered to the Agents under this Agreement), as appropriately modified.

         SECTION 8.        Indemnification

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto), or omission or alleged omission therefrom of a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading,;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of the Company; and

                  (iii)  against  any and all  expense  whatsoever,  as incurred
(including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto); and provided further, that the foregoing indemity with respect to any untrue statement or omission from a preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Notes that are the subject thereof if the Company shall sustain the burden of proving that: (i) the untrue statement or omission contained in the preliminary prospectus (excluding Incorporated Documents) was corrected, (ii) such person was not sent or given a copy of the Prospectus (excluding Incorporated Documents) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of the Notes to such person if required by applicable law, and (iii) the Company satisfied its obligation to provide a sufficient number of copies of the Prospectus to such Agent.

         (b) Indemnification of the Company. Each of the Agents agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), as set forth in Schedule B.

         (c) General. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 9.        Contribution

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable to or is insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses, of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is severally responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price received by the Company from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         SECTION 10.       Payment of Expenses.

         Except as set forth in a Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (i) The preparation and filing of the Registration Statement and all amendments thereto and of the Prospectus and all amendments or supplements thereto;

         (ii) The preparation, printing, issuance and delivery of the Notes, including the cost of obtaining CUSIP or other identification numbers for the Notes;

         (iii) The fees and disbursements of the Company's counsel, of the Accountants, and of the Trustee and its counsel;

         (iv) The reasonable fees and disbursements of counsel for the Agents incurred from time to time in connection with the transactions contemplated hereby;

         (v) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; and

         (vi) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

         (vii) Any fees charged by rating agencies for the rating of the Notes;

         (viii) Any out-of-pocket expenses of the Agents incurred with the written approval of the Company; and

         (ix) The fees and expenses of any depositary and any nominees thereof in connection with the use of book-entry Notes;

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 12. Termination.

         (a) Termination of This Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason at any time by the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent, upon the giving of 30 days' prior written notice of such termination to such Agent or the Company, as the case may be.

         (b) Termination of a Terms Agreement. Each Agent may terminate any Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date (as defined in such Terms Agreement) relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the
Registration Statement or Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets of the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which change, outbreak or escalation, or calamity or crisis is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York, or Wisconsin authorities, or (iv) if the ratings assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of such Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to the purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, no party with respect to which such termination has become effective will have any liability to the other parties hereto, except that (i) each Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company, but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11, 14 and 15 hereof shall remain in effect.

         SECTION 13.       Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  WPS Resources Corporation
                  700 North Adams Street
                  Green Bay, Wisconsin 54307
                  Attention:         Treasurer
                  Telecopier:       (920) 433-7653

         If to the Agents:

                  [Insert Names, Addresses and Facsimile Numbers]


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

         SECTION 14.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         SECTION 15.       Parties.

         This Agreement shall inure to the benefit of and be binding upon each Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 16.       Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

         SECTION 17.       Captions.

         The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms of the provisions hereof.

         SECTION 18.       Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                     [This space intentionally left blank.]

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents, acting severally and not jointly, and the Company in accordance with its terms.

                                               Very truly yours,

                                               WPS RESOURCES CORPORATION



                                               By:
                                               Name:
                                               Title:

Consented and Agreed
to as of the date
first written above:

[NAME OF AGENT]



By:
Name:
Title:



[NAME OF AGENT]




By:
Name:
Title:

                         LIST OF SCHEDULES AND EXHIBITS

Schedule A -      Commissions (See Section 3(a))

Schedule B -      Information provided by Agents (See Section 8(b))

Exhibit A -       Form of Terms Agreement (See Section 3(b))

Exhibit B -       Administrative Procedures (See Section 3(d))

                                   SCHEDULE A


         As compensation for the services of the Agents hereunder, the Company shall pay each Agent, in the form of a discount if funds are advanced by such Agent on behalf of a purchaser, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES                                                 COMMISSION

1 year to less than 18 months

18 months to less than 2 years

2 years to less than 3 years

3 years to less than 4 years

4 years to less than 5 years

5 years to less than 6 years

6 years to less than 7 years

7 years to less than 10 years

10 years to less than 15 years

15 years to less than 20 years

20 years to 30 years

                                                                      SCHEDULE B


         The information set forth below constitutes information furnished in writing by or on behalf of the Agent[s] pursuant to Section 8(b) of the Distribution Agreement expressly for use in the Registration Statement and
Prospectus:

                                                                    EXHIBIT A to
                                                          Distribution Agreement


                            WPS RESOURCES CORPORATION

                                Medium-Term Notes
                   Due One Year or More from the Date of Issue

                                 TERMS AGREEMENT

                                     [Date]


WPS Resources Corporation
700 North Adams Street
Green Bay, Wisconsin 54307

Attention:

         Re:      Distribution Agreement, dated ___________ (the "Agreement")

Ladies and Gentlemen:

         Subject to the terms and conditions set forth herein,  the  undersigned
(the  "Purchaser")   agrees  to  purchase  the  following  principal  amount  of
Medium-Term Notes:

                               $-----------------

         The following terms shall apply to the Medium-Term Notes to be purchased hereunder:

         [Complete as applicable]

         Interest Payment Dates:                 and     of each year

         Record Dates:                           and     of each year

         Interest Rate:

         If Redeemable:

                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction:

         Maturity Date:

         Purchase Price:

         Settlement Date and Time (Original Issue Date):

         Provisions applicable to the failure of any Agent (if more than one Agent) to purchase and pay for the Notes it has agreed to purchase and pay for hereunder:

         Additional Terms:

         The Certificates referred to in Section 7(b) of the Agreement, the opinion referred to in Section 7(c) of the Agreement and the Accountants' Letter referred to in Section 7(d) of the Agreement will [not] be required. The Stand-off Agreement pursuant to Section 4(k) will [not] be applicable to this purchase.

         The sale of the Medium-Term Notes to the Purchaser is being made pursuant to Section 3(b) of the Agreement. The provisions of the Agreement are hereby incorporated by reference herein and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

         The information set forth on Attachment A hereto constitutes the information furnished in writing by or on behalf of the Purchaser pursuant to
Section 8(b) of the Agreement.

                                          [NAME OF PURCHASER]



                                          By:                               ]
                                          Name:
                                          Title:

                                          [NAME OF PURCHASER]



                                          By:
                                          Name:
                                          Title:
Accepted:

WPS RESOURCES CORPORATION



By:

                                                                    ATTACHMENT A
                                                                              to
                                                                 Terms Agreement


         The information furnished in writing by or on behalf of the Agent[s] expressly for use in the Registration Statement and Prospectus pursuant to
Section 8(b) of the Distribution Agreement is set forth below:

                                    EXHIBIT B
                                       to
                             Distribution Agreement

                            ADMINISTRATIVE PROCEDURES

                            WPS RESOURCES CORPORATION

                            ADMINISTRATIVE PROCEDURES

                        For Fixed Rate Medium-Term Notes
                   Due One Year or More from the Date of Issue

         Medium-term notes in the aggregate principal amount of up to $______________ are to be offered on a continuing basis by WPS Resources Corporation (the "Company") through ____________ and ________________ , who, as agents (each an "Agent" and, collectively, the "Agents"), have agreed to use their reasonable commercial efforts to solicit offers to purchase the Notes from the Company. If agreed upon by the Agents and the Company, the Agents may also purchase Notes as principals for resale.

         The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated __________, _____ (the "Distribution Agreement"). The Notes are to be issued as a new series of debt securities under the Indenture, dated as of October 1, 1999, between the Company and Firstar Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated __________, _____, to be entered into between the Company and the Trustee (as so supplemented, the "Indenture"). The Registration Statement (as defined in the Distribution Agreement) and the Prospectus (as defined in the Distribution Agreement) with respect to the Notes have been filed with the Securities and Exchange Commission (the "Commission"). Each pricing supplement, as filed or to be filed with the Commission with respect to the specific terms of any Notes, is herein referred to as a "Pricing Supplement."

         Purchases by the Agents as principals will be made in accordance with terms agreed upon by the Agents and the Company in a Terms Agreement executed in accordance with Section 3(b) of the Distribution Agreement. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Note. In the event of any conflict between the terms or procedures set forth in the Distribution Agreement and these Administrative Procedures, the terms of the Distribution Agreement shall control.

         The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus or a Pricing Supplement, owners of beneficial interests in Notes issued in book-entry form will not be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings given such terms in the Distribution Agreement or the Notes, as the case may be.


                          PART I: PROCEDURES OF GENERAL
                                  APPLICABILITY

Date of Issuance/
Authentication:                     Each  Note  will be  dated as of the date of
                                    its authentication by the Trustee. Each Note
                                    shall also bear an original  issue date (the
                                    "Original  Issue Date").  The Original Issue
                                    Date  shall  remain  the same for all  Notes
                                    subsequently issued upon transfer,  exchange
                                    or   substitution   of  an   original   Note
                                    regardless of their dates of authentication.

Maturities:                         Each Note will mature on a date  selected by
                                    the investor or other purchaser and agreed to by the Company [one year] or more from its Original Issue Date.

Registration:                       Unless otherwise  provided in the applicable
                                    Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:                      Unless otherwise  provided in the applicable
                                    Pricing Supplement, Notes will be issued in denominations of $1,000 or any integral multiple thereof.

Redemption:                         [The Notes will be subject to  redemption by
                                    the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable
                                    Pricing Supplement. If no Initial Redemption
                                    Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

Calculation of
Interest:                           Fixed rate interest  (including payments for
                                    partial periods) will be calculated and paid on the basis of a 360-day year of twelve
                                    30-day months.

Interest:                           General.  Each Note will  bear  interest  in
                                    accordance with its terms.  Unless otherwise
                                    provided    in   an    applicable    Pricing
                                    Supplement,
                                    interest  on each Note will  accrue from and
                                    including  the  Original  Issue Date of such
                                    Note for the first interest  period and from
                                    the most  recent  Interest  Payment  Date to
                                    which   interest   has  been  paid  or  duly
                                    provided   for   all   subsequent   interest
                                    periods.   Each  payment  of  interest  will
                                    include interest accrued through the day preceding, as the case may be, the Interest
                                    Payment Date,  the Stated  Maturity,  or any
                                    Redemption  Date (each  Stated  Maturity  or
                                    Redemption Date is referred to herein as "Maturity"). Interest payable at Maturity will be payable to the Person to whom the principal of such Note is payable. If an Interest Payment Date falls on a day that is not a Business Day, the payment of interest required to be made on such Interest Payment
                                    Date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue on such payment for the period from and after such Interest Payment Date.
                                    If the date of Maturity of a Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                                    Record Dates. Unless otherwise indicated in an applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date for a Note shall be the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

                                    Interest  Payment Dates.  Interest  payments
                                    will be made on each  Interest  Payment Date
                                    commencing  with the first Interest  Payment
                                    Date  following  the  Original  Issue  Date;
                                    provided,  however,  the  first  payment  of
                                    interest  on  any  Note  originally   issued
                                    between  a  Regular   Record   Date  and  an
                                    Interest Payment Date will occur on the Interest Payment Date following the next Record Date. Interest payments on the Notes will be made semiannually on the dates specified in the applicable Note and related Pricing Supplement and at Maturity.

Acceptance and
Rejection of Offers
from Solicitation
as Agents:                          If agreed upon by any Agent and the Company,
                                    such  Agent  acting  solely as agent for the
                                    Company and not as  principal  will  solicit
                                    purchases  of the  Notes.  Each  Agent  will
                                    communicate  to the  Company,  orally  or in
                                    writing,  each reasonable  offer to purchase
                                    Notes  solicited  by such Agent on an agency
                                    basis,  other than those offers  rejected by
                                    such Agent. Each Agent has the right, in its
                                    discretion reasonably  exercised,  to reject
                                    any proposed  purchase of Notes  through it,
                                    in whole or in part,  and any such rejection
                                    is not  deemed  a  breach  of  such  Agent's
                                    agreement   contained  in  the  Distribution
                                    Agreement. The Company has the sole right to
                                    accept or reject any  proposed  purchase  of
                                    the Notes, in whole or in part, and any such
                                    rejection  is not  deemed  a  breach  of the
                                    Company's   agreement   contained   in   the
                                    Distribution   Agreement.   Each  Agent  has
                                    agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing
Supplement:                         If any offer to  purchase a Note is accepted
                                    by  the  Company,  the  Company,   with  the
                                    approval of the Agent  presenting  the offer
                                    (the   "Offering   Agent"),   will  promptly
                                    prepare  and file  with the  Commission,  in
                                    accordance with Rule 424 under the 1933 Act,
                                    a Pricing Supplement reflecting the terms of
                                    such  Note  and  the  plan  of  distribution
                                    thereof.  The  Offering  Agent  will cause a
                                    Prospectus,  as supplemented by such Pricing
                                    Supplement    (as   so    supplemented,    a
                                    "Supplemented Prospectus") to be delivered to the purchaser of such Notes.

                                    The  Company   shall   deliver  a  completed
                                    Pricing Supplement, by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 11:00 a.m. New York City time on the Business Day following the applicable trade date) to the Offering Agent, the Agent's counsel and the Trustee at the following applicable address:

                                    If to ___________________ to

                                    [Insert Names and Addresses of Agent]


                                    If to Agent's Counsel, to:

                                    [Insert Name and Address of Agent's Counsel]

                                    If to the Trustee, to:

                                    [Insert Name and Address of Trustee]



                                    In each instance that a Pricing Supplement is prepared, the Offering Agent will affix such Pricing Supplement to the Prospectus prior to use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                         The receipt of immediately  available  funds
                                    by the Company in payment for a Note and the
                                    authentication  and  delivery  of such  Note
                                    shall, with respect to such Note, constitute
                                    "settlement". Offers accepted by the Company
                                    will be settled on the third  Business  Days
                                    after  the  date of such  acceptance,  or at
                                    such time as the  purchaser,  the applicable
                                    Agent,  the Trustee,  and the Company  shall
                                    agree,   pursuant  to  the   timetable   for
                                    settlement  set  forth  in  Parts II and III
                                    hereof under  "Settlement  Procedures"  with
                                    respect to Book-Entry Notes and Certificated
                                    Notes,  respectively  (each  such date fixed
                                    for settlement is hereinafter referred to as
                                    a "Settlement  Date"). If procedures A and B
                                    of the applicable Settlement Procedures with
                                    respect  to  a  particular   offer  are  not
                                    completed  on or  before  the time set forth
                                    under the applicable  "Settlement Procedures
                                    Timetable",  such offer shall not be settled
                                    until  the   Business  Day   following   the
                                    completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                                    The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent pursuant to the applicable Terms Agreement.

[Procedure for Changing
Rates or Other
Variable Terms:                     When a decision  has been  reached to change
                                    the interest rate or any other variable term
                                    on any Notes being sold by the Company,  the
                                    Company will promptly  advise the Agents and
                                    the Trustee by  facsimile  transmission  and
                                    the   Agents    will    forthwith    suspend
                                    solicitation  of  offers  to  purchase  such
                                    Notes. The Agents will telephone the Company
                                    with   recommendations  as  to  the  changed
                                    interest rates or other variable  terms.  At
                                    such time as the Company
                                    advises   the  Agents  and  the  Trustee  by
                                    facsimile  transmission  of the new interest
                                    rates or other  variable  terms,  the Agents
                                    may   resume   solicitation   of  offers  to
                                    purchase  such  Notes.  Until such time only
                                    "indications  of interest"  may be recorded.
                                    Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."


Suspension of Solicitation;
Amendment or
Supplement:                         The  Company  may  instruct  the  Agents  to
                                    suspend  solicitation  of offers to purchase
                                    Notes  at any  time.  Upon  receipt  of such
                                    instructions,   the  Agents  will  forthwith
                                    suspend  solicitation  of offers to purchase
                                    from  the  Company  until  such  time as the
                                    Company has advised  them that  solicitation
                                    of offers to purchase may be resumed. If the
                                    Company  decides to amend or supplement  the
                                    Registration    Statement   and   Prospectus
                                    (including    by   filing   any    documents
                                    incorporated by reference therein),  it will
                                    promptly  advise the Agents and will furnish
                                    the Agents  and/or their counsel with copies
                                    of  the  proposed  amendment  or  supplement
                                    (including  any  document   proposed  to  be
                                    incorporated by reference therein). One copy of such document, along with a copy of any correspondence relating thereto sent to the Commission, will be telecopied or delivered to each of the Agents, their counsel and the Trustee at their respective addresses set forth under the heading "Preparation of Pricing Supplement."

                                    In  the   event   that  at  the   time   the
                                    solicitation  of offers to purchase from the
                                    Company  is   suspended   [(other   than  to
                                    establish   or   change    interest   rates,
                                    maturities, prices or other similar variable terms with respect to the Notes)] there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agents and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Supplemented
Prospectus:                         A  copy  of  the  most  recent  Supplemented
                                    Prospectus must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
Signatures:                         The  Agents  will  have  no  obligations  or
                                    liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
by Reference:                       The Company  shall supply the Agents with an
                                    adequate    supply    of    all    documents
                                    incorporated    by    reference    in    the
                                    Registration Statement and Prospectus.


Business Day:                       As used herein, "Business Day" means, unless
                                    otherwise   specified   in  the   applicable
                                    Pricing Supplement, any day that in the City of New York or the City of Milwaukee is not a day on which banking institutions are authorized or required by law or regulation to close.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

         In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated _________, 1999 and a Medium-Term Note Certificate Agreement, dated __________, 1999, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           All Notes issued in  book-entry  form having
                                    the same Original Issue Date, Interest Rate,
                                    Default  Rate,   Interest   Payment   Dates,
                                    redemption   terms,   if  any,   and  Stated
                                    Maturity (the "Fixed Rate Terms") will be represented initially by a single Book-Entry
                                    Note. For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

                                    Except as  described in the  Prospectus,  no
                                    owner  of  a   beneficial   interest   in  a
                                    Book-Entry Note shall be entitled to receive any Note issued in certificated form with respect to such beneficial interest.

Identification:                     The  Company  has  arranged  with the  CUSIP
                                    Service   Bureau   of   Standard   &  Poor's
                                    Corporation (the "CUSIP Service Bureau") for
                                    the
                                    reservation  of a series  of CUSIP  numbers,
                                    consisting   of   approximately   900  CUSIP
                                    numbers  which  have been  reserved  for and
                                    relating  to  Book-Entry   Notes,   and  the
                                    Company has delivered to the Trustee and DTC
                                    a list of such CUSIP  numbers.  The  Trustee
                                    will  assign  CUSIP  numbers  to  Book-Entry
                                    Notes as  described  below under  Settlement
                                    Procedure  B.  DTC  will  notify  the  CUSIP
                                    Service  Bureau  periodically  of the  CUSIP
                                    numbers  that the  Trustee  has  assigned to
                                    Book-Entry  Notes. If at any time fewer than
                                    100 of the  reserved  CUSIP  numbers  remain
                                    unassigned to Book-Entry Notes, the Company,
                                    if it  deems  necessary,  will  reserve  and
                                    obtain    additional   CUSIP   numbers   for
                                    assignment   to   Book-Entry   Notes.   Upon
                                    obtaining such additional CUSIP numbers, the
                                    Company   will   deliver   a  list  of  such
                                    additional  numbers to the  Trustee and DTC.
                                    Book-Entry   Notes   having   an   aggregate
                                    principal  amount in excess of  $200,000,000
                                    and otherwise required to be represented by the same Book-Entry Note will instead be represented by two or more Book- Entry Notes which shall all be assigned the same CUSIP number.

Registration:                       Unless  otherwise  specified  by  DTC,  each
                                    Book-Entry  Note will be  registered  in the
                                    name of Cede & Co.,  as nominee  for DTC, on
                                    the register maintained by the Trustee under
                                    the  Indenture.  The  beneficial  owner of a
                                    Note issued in  book-entry  form  (i.e.,  an
                                    owner  of  a   beneficial   interest   in  a
                                    Book-Entry  Note)  (or one or more  indirect
                                    participants   in  DTC  designated  by  such
                                    owner)   will    designate   one   or   more
                                    participants  in DTC (with  respect  to such
                                    Note   issued  in   book-entry   form,   the
                                    "Participants")  to act as  agent  for  such
                                    beneficial  owner  in  connection  with  the
                                    book-entry system maintained by DTC, and DTC
                                    will   record   in   book-entry   form,   in
                                    accordance with the instructions provided by
                                    such  Participants,  a credit  balance  with
                                    respect  to such Note  issued in  book-entry
                                    form in the  account  of such  Participants.
                                    The  ownership  interest of such  beneficial
                                    owner in such Note issued in book-entry form
                                    will be recorded through the records of such
                                    Participants or through the separate records
                                    of  such   Participants   and  one  or  more
                                    indirect participants in DTC.

Transfers:                          Transfers of beneficial  ownership interests
                                    in a Book-Entry Note will be accomplished by
                                    book  entries  made by DTC and, in turn,  by
                                    Participants  (and in certain cases,  one or
                                    more indirect participants in DTC) acting on
                                    behalf   of   beneficial   transferors   and
                                    transferees of such Book-Entry Note.

Exchanges:                          The Trustee may deliver to DTC and the CUSIP
                                    Service  Bureau at any time a written notice
                                    specifying  (a) the CUSIP  numbers of two or
                                    more  Book-Entry  Notes  outstanding on such
                                    date that represent  Book-Entry Notes having
                                    the  same  Fixed  Rate  Terms   (other  than
                                    Original   Issue   Dates),   and  for  which
                                    interest has been paid to the same date; (b)
                                    a date,  occurring  at least  30 days  after
                                    such  written  notice  is  delivered  and at
                                    least  30  days  before  the  next  Interest
                                    Payment Date for the related Notes issued in
                                    book-entry  form,  on which such  Book-Entry
                                    Notes  shall  be  exchanged   for  a  single
                                    replacement  Book-Entry  Note; and (c) a new
                                    CUSIP number,  obtained from the Company, to
                                    be assigned to such  replacement  Book-Entry
                                    Note.  Upon  receipt  of such a notice,  DTC
                                    will send to its Participants (including the
                                    Trustee) a written  reorganization notice to
                                    the effect that such  exchange will occur on
                                    such date.  Prior to the specified  exchange
                                    date,  the Trustee will deliver to the CUSIP
                                    Service  Bureau written notice setting forth
                                    such  exchange date and the new CUSIP number
                                    and stating that, as of such exchange  date,
                                    the CUSIP numbers of the Book-Entry Notes to
                                    be exchanged will no longer be valid. On the
                                    specified  exchange  date,  the Trustee will
                                    exchange such Book-Entry  Notes for a single
                                    Book-Entry Note bearing the new number,  and
                                    the   CUSIP   numbers   of   the   exchanged
                                    Book-Entry  Notes will, in  accordance  with
                                    CUSIP Service Bureau procedures, be canceled
                                    and     not     immediately      reassigned.
                                    Notwithstanding   the   foregoing,    unless
                                    otherwise   permitted   by   DTC,   if   the
                                    Book-Entry  Notes  to  be  exchanged  exceed
                                    $200,000,000 in aggregate  principal amount,
                                    one  replacement  Book-Entry  Note  will  be
                                    authenticated  and issued to represent  each
                                    $200,000,000  of  principal  amount  of  the
                                    exchanged Book-Entry Notes and an additional
                                    Book-Entry    Note   or   Notes    will   be
                                    authenticated  and issued to  represent  any
                                    remaining    principal    amount   of   such
                                    Book-Entry   Notes   (See    "Denominations"
                                    below).

Denominations:                      Unless  otherwise  provided  in the  Pricing
                                    Supplement,  Notes issued in book-entry form
                                    will be  issued in  denominations  of $1,000
                                    and  integral  multiples   thereof.   Unless
                                    otherwise permitted by DTC, Book-Entry Notes
                                    will not be denominated in principal amounts
                                    in  excess of  $200,000,000.  If one or more
                                    Notes  are  issued  in book-  entry  form in
                                    excess of  $200,000,000  and would,  but for
                                    the preceding sentence,  be represented by a
                                    single  Book-Entry Note, then one Book-Entry
                                    Note  will  be  issued  to  represent   each
                                    $200,000,000  principal  amount of such Note
                                    or Notes  issued in  book-entry  form and an
                                    additional  Book-Entry  Note  or  Book-Entry
                                    Notes  will  be  issued  to  represent   any
                                    remaining  principal  amount of such Note or
                                    Notes issued in  book-entry  form. In such a
                                    case,   each  of  the  Book-

                                    Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
and Interest:                       Payments of Interest  Only.  Promptly  after
                                    each Record  Date,  the Trustee will deliver
                                    to the  Company  and  DTC a  written  notice
                                    specifying  by CUSIP  number  the  amount of
                                    interest to be paid on each  Book-Entry Note
                                    on  the  following   Interest  Payment  Date
                                    (other   than  an  Interest   Payment   Date
                                    coinciding  with  Maturity) and the total of
                                    such  amounts.  DTC will  confirm the amount
                                    payable  on  each  Book-Entry  Note  on such
                                    Interest  Payment  Date by  reference to the
                                    daily bond  reports  published by Standard &
                                    Poor's  Ratings  Group.  On or prior to such
                                    Interest  Payment Date, the Company will pay
                                    to  the  Trustee  in  immediately  available
                                    funds  an  amount   sufficient  to  pay  the
                                    interest   then   due  and   owing  on  such
                                    Book-Entry  Notes,  and upon receipt of such
                                    funds from the Company,  the Trustee in turn
                                    will  pay  to  DTC  such  total   amount  of
                                    interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                                    Payments at Maturity.  On or about the first
                                    Business Day of each month, the Trustee will
                                    deliver to the Company and DTC (1) a written
                                    list of principal,  interest and premium, if
                                    any,  to be  paid on  each  Book-Entry  Note
                                    maturing  either at Stated  Maturity or on a
                                    Redemption Date in the following  month, and
                                    (2) a written statement indicating the total
                                    principal  amount of outstanding  Book-Entry
                                    Notes  as of the  close of  business  on the
                                    immediately   preceding  Business  Day.  The
                                    Trustee,  the Company  and DTC will  confirm
                                    the amounts of such principal,  premium,  if
                                    any, and interest payments with respect to a
                                    Book-Entry   Note  on  or  about  the  fifth
                                    Business Day  preceding the Maturity of such
                                    Book-Entry   Note.   At  or  prior  to  such
                                    Maturity,   the  Company  will  pay  to  the
                                    Trustee in  immediately  available  funds an
                                    amount   sufficient  to  make  the  required
                                    payments, and upon receipt of such funds the
                                    Trustee  in  turn  will  pay  to  DTC,   the
                                    principal amount of such Book-Entry Note, together with premium, if any, and interest due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice.

                                    Manner of Payment.  The total  amount of any
                                    principal, premium, if any, and interest due
                                    on Book-Entry  Notes on any Interest Payment
                                    Date  or at  Maturity  shall  be paid by the
                                    Company to the  Trustee  in funds  available
                                    for use by the  Trustee  no later than 11:00
                                    a.m.,  New York City time, on such date. The
                                    Company  will  make  such  payment  on  such
                                    Book-Entry Notes to an account  specified by
                                    the Trustee. Upon receipt of such funds, the
                                    Trustee will pay by separate  wire  transfer
                                    (using Fedwire message entry instructions in
                                    a form  previously  specified  by DTC) to an
                                    account at the Federal  Reserve  Bank of New
                                    York  previously  specified by DTC, in funds
                                    available  for  immediate  use by DTC,  each
                                    payment of interest,  principal and premium,
                                    if  any,  due on a  Book-Entry  Note on such
                                    date. Thereafter on such date, DTC will pay,
                                    in  accordance   with  its  SDFS   operating
                                    procedures  then in effect,  such amounts in
                                    funds  available  for  immediate  use to the
                                    respective  Participants in whose names such
                                    Notes are recorded in the book-entry  system
                                    maintained  by DTC.  Neither the Company nor
                                    the Trustee shall have any responsibility or
                                    liability  for  the  payment  by  DTC of the
                                    principal of,  premium,  if any, or interest
                                    on,   the    Book-Entry    Notes   to   such
                                    Participants.

                                    Withholding  Taxes.  The amount of any taxes
                                    required under applicable law to be withheld
                                    from any interest  payment on a Note will be
                                    determined and withheld by the  Participant,
                                    indirect  participant in DTC or other person
                                    responsible  for  forwarding   payments  and
                                    materials directly to the beneficial owner of such Note.

Settlement Procedures:              Settlement  Procedures  with  regard to each
                                    Note in  book-entry  form  purchased by each
                                    Agent, as principal, or sold by an Agent, as agent of the Company, will be as follows:

                                    A.      The  Offering  Agent will advise the
                                            Company by  telephone,  confirmed by
                                            facsimile,    of    the    following
                                            Settlement Information:

                                            1.      Taxpayer identification
                                                    number of the purchaser.

                                            2.      Principal amount of the Note

                                            3.      Interest Rate

                                            4.      Interest Payment Dates

                                            5.      Price to public.

                                            6.      Trade Date.

                                            7.      Settlement Date (Original
                                                    Issue Date)

                                            8.      Stated Maturity Date.

                                            9.      Redemption provisions, if
                                                    any, including: Initial
                                                    Redemption Date, Initial
                                                    Redemption Percentage and
                                                    Annual Redemption Reduction
                                                    Percentage.

                                            10.     Net proceeds to the Company.

                                            11.     The Offering Agent's
                                                    commission or discount.

                                            12.     Whether  such Note is being
                                                    sold to the Offering  Agent
                                                    as   principal   or  to  an
                                                    investor or other purchaser
                                                    through the Offering  Agent
                                                    acting  as  agent  for  the
                                                    Company.

                                            13.     Whether  such Note is being
                                                    issued with Original  Issue
                                                    Discount   and  the   terms
                                                    thereof.

                                            14.     Such other information
                                                    specified with respect to
                                                    the Notes.

                                    B.       The Company will advise the Trustee
                                             by facsimile  transmission or other
                                             electronic   transmission   of  the
                                             above    settlement     information
                                             received  from the  Offering  Agent
                                             and the name of the Offering Agent,
                                             and the Trustee will assign a CUSIP
                                             number to such Note.

                                    C.       The Trustee will communicate to DTC
                                             and  the  Offering   Agent  through
                                             DTC's Participant  Terminal System,
                                             a    pending     deposit    message
                                             specifying  thefollowing settlement
                                             information:

                                            1.       The information set forth
                                                     in the Settlement Procedure
                                                     A.

                                            2.       Identification  numbers  of
                                                     the  participant   accounts
                                                     maintained by DTC on behalf
                                                     of  the   Trustee  and  the
                                                     Offering Agent.

                                            3.       Initial   Interest  Payment
                                                     Date for such Note,  number
                                                     of days by which  such date
                                                     succeeds the related record
                                                     date for DTC purposes,  and
                                                     the   amount  of   interest
                                                     payable  on  such  Interest
                                                     Payment Date (which  amount
                                                     shall  have been  confirmed
                                                     by the Trustee).

                                            4.       CUSIP number of the Book-
                                                     Entry Note representing
                                                     such Note.

                                            5.       Whether   such   Book-Entry
                                                     Note  represents  any other
                                                     Notes   issued   or  to  be
                                                     issued in book-entry form.

                                                     DTC will  arrange  for each
                                                     pending   deposit   message
                                                     described   above   to   be
                                                     transmitted  to  Standard &
                                                     Poor's  Corporation,  which
                                                     will use the information in
                                                     the   message   to  include
                                                     certain    terms   of   the
                                                     related  Book-Entry Note in
                                                     the appropriate  daily bond
                                                     report     published     by
                                                     Standard      &      Poor's
                                                     Corporation.

                                    D.       The  Board  of   Directors  of  the
                                             Company or its Executive  Committee
                                             or a designee thereof shall approve
                                             the final  terms of the  Book-Entry
                                             Notes.

                                    E.       The  Trustee   will   complete  the
                                             Book-Entry  Note in a form that has
                                             been  approved by the Company,  the
                                             Agents   and   the   Trustee,   and
                                             authenticate  the  Book-Entry  Note
                                             representing such Note.

                                    F.       DTC will  credit  such  Note to the
                                             participant  account of the Trustee
                                             maintained by DTC.

                                    G.       The  Trustee  will  enter  an  SDFS
                                             deliver    order    through   DTC's
                                             Participant     Terminal     System
                                             instructing  DTC (i) to debit  such
                                             Note to the  Trustee's  participant
                                             account and credit such Note to the
                                             participant account of the Offering
                                             Agent maintained by DTC and (ii) to
                                             debit the settlement account of the
                                             Offering   Agent  and   credit  the
                                             settlement  account of the  Trustee
                                             maintained  by  DTC,  in an  amount
                                             equal  to the  price  of such  Note
                                             less such Offering Agent's discount
                                             or  underwriting   commission,   as
                                             applicable.  Any  entry  of  such a
                                             deliver  order  shall be  deemed to
                                             constitute  a  representation   and
                                             warranty by the Trustee to DTC that
                                             (i)     the     Book-Entry     Note
                                             representing  such  Note  has  been
                                             issued and
                                             authenticated and (ii) the  Trustee
                                             is  holding  such  Book-Entry  Note
                                             pursuant to the Certificate
                                             Agreement.

                                    H.       In the case of Notes  sold  through
                                             an Offering  Agent,  as Agent,  the
                                             Offering  Agent  will enter an SDFS
                                             deliver    order    through   DTC's
                                             Participant     Terminal     System
                                             instructing  DTC to debit such Note
                                             to the Offering Agent's participant
                                             account and credit such Note to the
                                             participant    account    of   such
                                             Participants  maintained by DTC and
                                             (ii)  to   debit   the   settlement
                                             accounts of such  Participants  and
                                             credit  the  settlement  account of
                                             the Offering  Agent  maintained  by
                                             DTC  in  an  amount  equal  to  the
                                             initial  public  offering  price of
                                             such Note.

                                    I.       Transfers  of funds  in  accordance
                                             with SDFS deliver orders  described
                                             in  Settlement  Procedures  G and H
                                             will be settled in accordance  with
                                             SDFS operating procedures in effect
                                             on the Settlement Date.

                                    J.       Upon receipt,  the Trustee will pay
                                             the  Company,  by wire  transfer of
                                             immediately  available funds to the
                                             account  of the  Company at Firstar
                                             Bank  Milwaukee,   N.A.,   National
                                             Association,     ABA    #075000022,
                                             Account #183211520 or to such other
                                             account specified by the Company to
                                             the Trustee  from time to time,  in
                                             the  amount   transferred   to  the
                                             Trustee    in    accordance    with
                                             Settlement Procedure G.

                                    K.       The Trustee will send a copy of the
                                             Book-Entry   Note  to  the  Company
                                             together  with a statement  setting
                                             forth the principal amount of Notes
                                             outstanding under the Indenture.

                                    L.       If the  Note was  sold  through  an
                                             Offering  Agent,   as  agent,   the
                                             Offering  Agent  will  confirm  the
                                             purchase   of  such   Note  to  the
                                             purchaser either by transmitting to
                                             the  Participant  with  respect  to
                                             such  Note  a  confirmation   order
                                             through DTC's Participant  Terminal
                                             System  or  by  mailing  a  written
                                             confirmation to such purchaser.

Settlement Procedures
Timetable:                          For offers to purchase Notes accepted by the
                                    Company,  Settlement  Procedures "A" through
                                    "L" set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York
                                    City time) set forth below:

                                    SETTLEMENT
                                    PROCEDURE             TIME

                                    A            11:00 a.m. on the trade date or
                                                 within one hour following the
                                                 trade
                                    B            12:00 noon on the trade date or
                                                 within one hour following the
                                                 trade
                                    C            No later than the close of
                                                 business on the trade date
                                    D            No later than the Business Day
                                                 before Settlement Date
                                    E            9:00 a.m. on Settlement Date
                                    F            10:00 a.m. on Settlement Date
                                    G-H          No later than 2:00 p.m. on
                                                 Settlement Date
                                    I            4:00 p.m. on Settlement Date
                                    J-L          5:00 p.m. on Settlement Date

                                    Settlement   Procedure   I  is   subject  to
                                    extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                    If settlement of a Note issued in book-entry
                                    form is rescheduled or canceled, the Trustee
                                    will   deliver   to   DTC,   through   DTC's
                                    Participant  Terminal System, a cancellation
                                    message to such effect by no later than 2:00
                                    p.m.,  New York City time,  on the  Business
                                    Day  immediately   preceding  the  scheduled
                                    Settlement Date.

Failure to Settle:                  If  the  Trustee  fails  to  enter  an  SDFS
                                    deliver  order with respect to a Note issued
                                    in  book-entry  form  pursuant to Settlement
                                    Procedure G, the Trustee may deliver to DTC,
                                    through DTC's  Participant  Terminal System,
                                    as soon as practicable a withdrawal  message
                                    instructing  DTC to debit  such  Note to the
                                    participant    account   of   the    Trustee
                                    maintained  at DTC.  DTC  will  process  the
                                    withdrawal   message,   provided  that  such
                                    participant  account  contains  a  principal
                                    amount of the Book-Entry  Note  representing
                                    such  Note  that is at  least  equal  to the
                                    principal   amount   to   be   debited.   If
                                    withdrawal   messages  are  processed   with
                                    respect  to all the Notes  represented  by a
                                    Book-Entry  Note, the Trustee will mark such
                                    Book-Entry Note "canceled", make appropriate
                                    entries   in   its    records,    and   send
                                    certification   of   destruction   of   such
                                    canceled Book-Entry Note to the Company. The
                                    CUSIP  number  assigned  to such  Book-Entry
                                    Note shall, in accordance with

                                    CUSIP Service Bureau procedures, be canceled
                                    and   not   immediately    reassigned.    If
                                    withdrawal   messages  are  processed   with
                                    respect   to  a   portion   of   the   Notes
                                    represented   by  a  Book-Entry   Note,  the
                                    Trustee will exchange such  Book-Entry  Note
                                    for two Book-Entry Notes, one of which shall
                                    represent  the  Book-Entry  Notes  for which
                                    withdrawal  messages are processed,  and the
                                    other of which  shall  represent  the  other
                                    Notes   previously    represented   by   the
                                    surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                                    In the case of any  Note  sold  through  the
                                    Offering  Agent,  as agent,  if the purchase
                                    price for any Note in book-entry form is not
                                    timely paid to the Participants with respect
                                    to  such  Note by the  beneficial  purchaser
                                    thereof (or a person,  including an indirect
                                    participant in DTC, acting on behalf of such
                                    purchaser),  such Participants and, in turn,
                                    the  related  Offering  Agent may enter SDFS
                                    deliver  orders  through  DTC's  Participant
                                    Terminal System reversing the orders entered
                                    pursuant to  Settlement  Procedures G and H,
                                    respectively.  Thereafter,  the Trustee will
                                    deliver the withdrawal  message and take the
                                    related  actions  described in the preceding
                                    paragraph.   If  such  failure   shall  have
                                    occurred  for any reason  other than default
                                    by the applicable  Offering Agent to perform
                                    its  obligations   hereunder  or  under  the
                                    Distribution  Agreement,  the  Company  will
                                    reimburse   such   Offering   Agent   on  an
                                    equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                    Notwithstanding  the  foregoing,   upon  any
                                    failure to settle with  respect to a Note in
                                    book-entry form, DTC may take any actions in
                                    accordance    with   its   SDFS    operating
                                    procedures then in effect. In the event of a
                                    failure  to settle  with  respect  to a Note
                                    that  was  to  have  been  represented  by a
                                    Book-Entry  Note  also  representing   other
                                    Notes,   the  Trustee   will   provide,   in
                                    accordance with Settlement  Procedure E, for
                                    the   authentication   and   issuance  of  a
                                    Book-Entry Note  representing such remaining
                                    Notes and will make appropriate entries in its records.

                      PART III: PROCEDURES FOR NOTES ISSUED
                              IN CERTIFICATED FORM

Denominations:                      The  Certificated  Notes  will be  issued in
                                    denominations   of   $1,000   and   integral
                                    multiples thereof.

Payments of Principal
and Interest:                       Upon   presentment   and   delivery  of  the
                                    Certificated  Note, the Trustee upon receipt
                                    of  immediately  available  funds  from  the
                                    Company  will pay the  principal  amount  of
                                    each  Certificated  Note at Maturity and the
                                    final installment of interest in immediately
                                    available funds. All interest  payments on a
                                    Certificated  Note,  other than interest due
                                    at Maturity,  will be made at the  Corporate
                                    Trust  office  of  the  Trustee  or,  at the
                                    option of the Company,  may be made by check
                                    mailed to the address of the person entitled
                                    thereto as such address  shall appear in the
                                    security Register;  provided,  however, that
                                    holders of  Certificated  Notes may,  at the
                                    option  of  the  Company,   be  entitled  to
                                    receive payments of interest,  other than at
                                    Maturity,  by wire  transfer of  immediately
                                    available  funds  to an  account  of a  bank
                                    located in the United States if  appropriate
                                    wire   transfer   instructions   have   been
                                    received  in writing by the Trustee not less
                                    than  14   calendar   days   prior   to  the
                                    applicable Interest Payment Date.

                                    The  Trustee  will  provide  monthly  to the
                                    Company a list of the principal, premium, if
                                    any, and interest to be paid on Certificated
                                    Notes maturing in the next succeeding month.
                                    The   Trustee   will  be   responsible   for
                                    withholding   taxes  on  interest   paid  as
                                    required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                    Certificated  Notes presented to the Trustee
                                    at Maturity  for payment will be canceled by
                                    the Trustee. All canceled Certificated Notes
                                    held by the Trustee shall be destroyed,  and
                                    the Trustee  shall  furnish to the Company a
                                    certificate    with    respect    to    such
                                    destruction.

Settlement Procedures:              Settlement  Procedures  with  regard to each
                                    Certificated Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

                                    A.      The  Offering  Agent will advise the
                                            Company   by    telephone   of   the
                                            following   settlement   information
                                            with regard to each Note:

                                        1.        Exact   name  in   which   the
                                                  Certificated  Note(s) is to be
                                                  registered  (the   "Registered
                                                  Owner").

                                        2.        Exact  address or addresses of
                                                  the   Registered   Owner   for
                                                  delivery, notices and payments
                                                  of principal, premium, if any,
                                                  and interest.

                                        3.        Taxpayer identification number
                                                  of the Registered Owner.

                                        4.        Principal    amount   of   the
                                                  Certificated Note.

                                        5.        Denomination       of      the
                                                  Certificated Note.

                                        6.        Interest Rate.

                                        7.        Interest Payment Dates.

                                        8.        Price to public.

                                        9.        Trade Date.

                                        10.       Settlement    Date   (Original
                                                  Issue Date).

                                        11.       Stated Maturity Date.

                                        12.       Net Proceeds to the Company.

                                        13.       The      Offering      Agent's
                                                  commission or discount.

                                        14.       Whether  such  Notes are being
                                                  sold to the Offering  Agent as
                                                  principal  or  to a  purchaser
                                                  through  the  Offering   Agent
                                                  acting   as   agent   for  the
                                                  Company.

                                        15.       Redemption provisions, if any.

                                        16.       Default Rate, if any.

                                        17.       Whether  such  Note  is  being
                                                  issued  with  original   issue
                                                  discount    and   the    terms
                                                  thereof.

                                        18.       Such     other     information
                                                  specified  with respect to the
                                                  Notes  (whether by Addendum or
                                                  otherwise).

                                    B.       After   receiving  such  settlement
                                             information   from   the   Offering
                                             Agent,  the Company will advise the
                                             Trustee  of  the  above  settlement
                                             information       by      facsimile
                                             transmission      confirmed      by
                                             telephone.  The Company  will cause
                                             the Trustee to issue,  authenticate
                                             and deliver the Certificated  Note.
                                             The Company  shall also  provide to
                                             the Trustee and/or Offering Agent a
                                             copy  of  the  applicable   Pricing
                                             Supplement.

                                    C.       The  Board  of   Directors  of  the
                                             Company or its Executive  Committee
                                             or  the  designee   thereof   shall
                                             approve  the  final  forms  of  the
                                             Certificated Notes.

                                    D.       With  respect  to each  trade,  the
                                             Trustee     will     deliver    the
                                             Certificated  Notes to the Offering
                                             Agent at the  following  applicable
                                             address:


                                             If to ______________, to:

                                            [Insert Name and Address of Agent]


                                             If to                      , to:


                                            [Insert Name and Address of Agent]


                                            The Trustee will keep a copy of such
                                            Certificated   Note.   The  Offering
                                            Agent  will  acknowledge  receipt of
                                            the  Certificated   Note  through  a
                                            broker's  receipt  and  will  keep a
                                            copy  of  the   Certificated   Note.
                                            Delivery  of the  Certificated  Note
                                            will  be  made  only   against  such
                                            acknowledgment   of  receipt.   Upon
                                            determination  that the Certificated
                                            Note has been authorized,  delivered
                                            and completed as aforementioned, the
                                            Offering  Agent  will  wire  the net
                                            proceeds  of the  Certificated  Note
                                            after  deduction  of its  applicable
                                            commission  to the Company  pursuant
                                            to the  standard  wire  instructions
                                            given by the Company.

                                    E.       In the case of a Certificated  Note
                                             sold through an Offering  Agent, as
                                             agent,   the  Offering  Agent  will
                                             deliver  such   Certificated   Note
                                             (with the confirmation), as well as
                                             a copy  of
                                            the  Prospectus  and any  applicable
                                            Pricing Supplement received from the
                                            Trustee  to  the  purchaser  against
                                            payment  in  immediately   available
                                            funds.

                                    F.       The  Trustee  will  send a copy  of
                                             such   Certificated   Note  to  the
                                             Company.

Settlement Procedures
Timetable:                          For  offers  to  purchase   Certified  Notes
                                    accepted   by   the   Company,    Settlement
                                    Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times (New
                                    York City time) set forth below:

                                    SETTLEMENT
                                    PROCEDURE               TIME

                                    A              11:00 a.m. on the trade date
                                                   or within one hour following
                                                   the trade
                                    B              12:00 noon on the trade date
                                                   or within one hour following
                                                   the trade
                                    C              No later than the Business
                                                   Day before Settlement Date
                                    D              2:15 p.m. on Settlement Date
                                    E              3:00 p.m. on Settlement Date
                                    F              5:00 p.m. on Settlement Date

Failure to Settle:                  In  the  case  of  Notes  sold  through  the
                                    Offering  Agent, as agent, if a purchaser of
                                    a  Certificated  Note from the Company shall
                                    either  fail to accept  delivery  of or make
                                    payment  for such  Certificated  Note on the
                                    date  fixed  for  settlement,  the  Offering
                                    Agent will forthwith  notify the Trustee and
                                    the  Company  by  telephone,   confirmed  in
                                    writing, and return such Certificated Note to the Trustee.

                                    The   Trustee,    upon   receipt   of   such
                                    Certificated  Note from the Offering  Agent,
                                    will immediately  advise the Company and the
                                    Company will promptly  arrange to credit the
                                    account of the  Offering  Agent in an amount
                                    of immediately  available funds equal to the
                                    amount  previously  paid to the  Company  by
                                    such Offering  Agent in settlement  for such
                                    Certificated Note. Such credits will be made
                                    on the Settlement  Date if possible,  and in
                                    any event not later  than the  Business  Day
                                    following the Settlement Date; provided that
                                    the Company has received  notice on the same
                                    day. If such failure shall have occurred for
                                    any  reason   other  than  failure  by  such
                                    Offering  Agent to perform  its  obligations
                                    hereunder   or   under   the    Distribution

                                    Agreement,  the Company will  reimburse such
                                    Offering Agent on an equitable basis for its
                                    reasonable  loss of the use of funds  during
                                    the period  when the funds were  credited to
                                    the account of the Company. Immediately upon
                                    receipt of such Certificated Note in respect
                                    of which the failure  occurred,  the Trustee
                                    will  cancel and destroy  such  Certificated
                                    Note,  make   appropriate   entries  in  its
                                    records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.